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EXHIBIT 1A-6-11

MATERIAL CONTRACTS

PRAIRIE MALT AGREEMENT

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NOTE: THIS EXHIBIT CONTAINS REDACTIONS FOR CERTAIN IDENTIFIED INFORMATION EXCLUDED THAT IS NOT MATERIAL IN THE COMPANY’S OPINION AND IS OF THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

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Prairie Malt (''Seller'') and Armed Forces Brewing Company, lnc.(''Buyer'') have agreed to enter into a purchase and sale agreement for malt under the following terms and conditions:

Buyer: Armed Forces Brewing Company, Inc.

Product:Prairie Malt Two Row Pale

Quality:As per standard specifications

Annual Quantity: [                                ]

Price:Armed Forces Brewing Company. Inc.:

[                                ]

Delivery Term: October 2024- December 2025

Order Quantity:Minimum quantity per order is [                                ] lbs

Packaging:Bulk Malt via Pneumatic Unload

Payment Terms:[                                ] from date on invoice

Shipment Terms:Delivery delays caused by customer which incur demurrage charges from logistics carriers will be billed at cost at the carrier's rates.

Balance Carryover:Contract balances not purchased within shipment period defined above will carry over & be billed to reflect current     logistics and fuel costs at the discretion of Prairie Malt.

Bonus Terms:[                                ]

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